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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             ORBIS DEVELOPMENT, INC.


                                   ARTICLE I.

                                     Offices

         Section 1. Business Offices. The principal office of the corporation in its state of incorporation shall be located at 313 Elk's Point Road, P.O. Box 11927, Zephyr Cove, NV. The initial principal place of business of the corporation shall be located at 313 Elk's Point Road, P.O. Box 11927, Zephyr Cove, NV. The corporation may have such other offices, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II.

                                  Shareholders

         Section 1. Annual Meeting. An annual meeting of the shareholders of the corporation shall be held each year on the date, at the time, and at the place, fixed by the board of directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting pursuant to this Article (including Section 12 thereof). Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by a majority of the directors.

         Section 3. Place of Meeting. Each meeting of the shareholders shall be held at such place, either within or outside Nevada, as may be designated in the notice of meeting.

         Section 4. Notice of Meeting. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the chief executive officer, president, or the secretary, or the officer or person calling the


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meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if two successive notices mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If requested by a person or persons, other than the corporation, lawfully calling a meeting, the secretary shall give notice of such meeting at corporate expense.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and in the case of a meeting of the shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

         Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole


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time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

         Section 7. Proxies. At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but, in no case shall a proxy be valid for more than seven years from the date of its execution.

         Section 8. Quorum. Except as otherwise required by the Nevada Revised Statutes or the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment without notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. Voting of Shares. Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 11 of this Article, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Nevada Revised Statutes.

         Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares


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into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders holding at least a majority of the voting power except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required. Such consent (which may be signed in counterparts) shall have the same force and effect as a majority vote of the shareholders, and may be stated as such in any articles or document filed with the office of the Secretary of State of Nevada, or other governmental agency.

         Section 12. Nominations of Directors / Proposals For Items of Business:
Annual Meetings.

         (a) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation's notice of meeting delivered pursuant to these Bylaws, (ii) by or at the direction of the Chairman of the Board or the board of directors or
(iii) by any shareholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (a) and
(b) of this Section 12 of this Article and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation.

         (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 12(a) of this Article, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days,


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from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-101 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A)the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         (c) Notwithstanding anything in the second sentence of Section 12(a) of this Article to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least eighty
(80) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

         Section 13. Nominations of Directors / Proposals For Items of Business:
Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to this Article. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth


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in this Section 13 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation's notice of meeting, if the shareholder's notice as required by Section 12(b) of this Article shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         Section 13. Nominations of Directors / Proposals For Items of Business:
General. Only persons who are nominated in accordance with the procedures set forth in this Article shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article and, if any proposed nomination or business is not in compliance with this Article, to declare that such defective proposal or nomination shall be disregarded.

         (b) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                  ARTICLE III.

                               Board of Directors

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Nevada Revised Statutes, the articles of incorporation or these Bylaws.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three nor more than seven. The initial board of directors shall consist of one director; thereafter, the board of directors shall consist of three directors until such time as the board of directors adopts a resolution changing



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such number. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of Nevada or shareholders of the corporation. Directors shall be removable in the manner provided by the Nevada Revised Statutes.

         Section 3. Vacancies. Any director may resign at any time by giving written notice to the chief executive officer, president or to the secretary of the corporation. A director's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter at the time and place, either within or outside Nevada, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings.

         Section 5. Special Meeting. Special meetings of the board of directors may be called by or at the request a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Nevada, for holding any special meeting of the board called by them.

         Section 6. Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class mail, or at least two days prior thereto by personal delivery of written notice or by telephonic or facsimile notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article, telephone notice may be given one day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his or her business or residence address; if personally delivered, when delivered to the director; if sent via facsimile, when the facsimile is received by the


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director's facsimile machine; if telephoned, when communicated to the director.
Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

         Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 8. Quorum and Voting. A majority of the number of directors fixed by Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. In the event that there is a quorum for the transaction of business and an equal number of the directors present at the meeting vote for and against a particular item of business, the chairman of the board (if present and if an individual has been appointed to such office) may cast an additional vote to break the tie. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of the directors.

         Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

         Section 10. Executive and Other Committees. By one or more resolutions, the board of directors may designate from among its members an executive committee and one or more other committees, each of which to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Rules

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governing procedures for meeting of any committee of the board shall be as established by the committee, or in the absence thereof, by the board of directors.

         Section 11. Meetings by Telephone. Unless otherwise provided by the articles of incorporation, members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

         Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members, and may be stated as such in any articles or documents filed with the office of the Secretary of State of Nevada, or other governmental agency.

                                   ARTICLE IV.

                              Officers and Agents.

         Section 1. Number and Qualifications. The officers of the corporation shall be a president, vice-president, secretary and treasurer. The board of directors may also elect or appoint such other officers, assistant officers and agents, including a chairman of the board, chief executive officer, one or more additional vice presidents, a controller, assistant secretaries, and an assistant treasurer, as they may consider necessary.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier death, resignation or removal.

         Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

         Section 4. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served


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thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the chief executive officer, president or the board of directors. An officer's resignation shall take effect at the time specified therein; the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

         Section 6. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chief executive officer, president, the board of directors or these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) Chief Executive Officer. The chief executive officer shall, subject to the direction and supervision of the board of directors (i) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the board of directors; (iii) see that all orders and resolutions of the board of directors are carried into effect; and
(iv) perform all other duties incident to the office of chief executive officer and as from time to time may be assigned to him or her by the board of directors.

                  (b) President. The president shall, subject to the direction and supervision of the board of directors and the chief executive officer (i) have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) see that all orders and resolutions of the board of directors are carried into effect; and (iii) perform all other duties incident to the office of president and as from time to time may be assigned to him or her by the board of directors.

                  (c) Vice President. The vice president shall perform all duties incumbent upon the president during the absence or disability of the president and in general perform all duties incident to the office of vice president and as from time to time may be assigned by the board of directors.

                  (d) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's principal office in Nevada a certified


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copy of the articles of incorporation and all amendments thereto of the corporation, a certified copy of the Bylaws and all amendments thereto of the corporation, and a stock ledger or duplicate stock ledger revised annually, containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively; or in lieu of the stock ledger or duplicate stock ledger, a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and
(vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chief executive officer, president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

                  (e) Treasurer. The treasurer shall (i) keep correct and complete records of account, showing accurately at all times the financial condition of the corporation; (ii) be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation; (iii) immediately deposit all funds of the corporation coming into his or her hands in some reliable bank or other depository to be designated by the board of directors; and (iv) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors.

         Section 7. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute and deliver to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his or her duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

                                   ARTICLE V.

                                      Stock

         Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

         Section 2. Certificates. The shares of stock of the corporation shall be represented by consecutively numbered certificates signed in the name of the corporation by its chief executive officer, president or a vice president and the secretary or an assistant secretary, and shall be sealed with the seal of the corporation or with a


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facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

         Section 3. Consideration of Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.

         Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation.

         Section 6. Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder-in-fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the Nevada Revised Statutes.

         Section 7. Transfer Agents, Registrars and Paying Agents. The board of directors may, at its discretion, appoint one or more transfer agents, registrars or agents for making payment upon any class or stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.



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                                   ARTICLE VI.

                                 Indemnification

         Section 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 3. Success on Merits or Otherwise. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or

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

otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

         Section 4. Determination. Any indemnification under Sections 1 and 2 of this Article VI, unless ordered by a court or advanced pursuant to Section 5 of this Article VI, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  (a) By the shareholders;

                  (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                  (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Section 5. Payment in Advance. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         Section 6. Other Indemnification; Period of Indemnification. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

                  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, these Bylaws, an agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to
Section 2 of this Article VI or for the advancement of


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

expenses made pursuant to Section 5 of this Article VI, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII.

                                 Miscellaneous

         Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

         Section 2. Voting of Securities by the corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation, the chief executive officer, president or any vice president shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the corporation at all meetings of the shareholders of any other corporation, association, or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chief executive officer, president or vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 3. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization, and the words, "Seal, Nevada."

         Section 4. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

         Section 5. Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend, or repeal these Bylaws shall be vested in the board of directors.


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                             SECRETARY'S CERTIFICATE

         I, the undersigned and duly elected Secretary of Orbis Development, Inc., a Nevada corporation, do hereby certify that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the corporation as of the 1st day of March, 2001, and that the same do now constitute the Bylaws of the corporation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation this 1st day of March, 2001.


                                        Corporate Seal

                                        David A. Stover, Secretary




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